Exhibit 99.1

News Release

RAYONIER REPORTS SECOND QUARTER 2026 RESULTS

•Second quarter net income attributable to Rayonier of $19.1 million (or $0.06 per diluted share), pro forma net income of $31.5 million (or $0.10 per diluted share), and Adjusted EBITDA of $123.7 million.
•Repurchased $72.4 million of shares at an average price of $20.95 per share.
•Debt outstanding of $1.86 billion and cash of $411.8 million as of June 30, 2026.
WILDLIGHT, FL — August 5, 2026 — Rayonier Inc. (NYSE:RYN) today reported second quarter net income attributable to Rayonier of $19.1 million, or $0.06 per diluted share, on revenues of $396.5 million. This compares to net income attributable to Rayonier of $408.7 million, or $2.63 per diluted share, on revenues of $106.5 million in the prior year quarter.
The second quarter results included $10.2 million of costs (net of tax) related to the merger with PotlatchDeltic1 and timber write-offs resulting from a casualty event2 of $2.3 million. Excluding these items and adjusting for pro forma net income adjustments attributable to noncontrolling interests,3 second quarter pro forma net income4 was $31.5 million, or $0.10 per diluted share. This compares to pro forma net income4 of $9.6 million, or $0.06 per diluted share, in the prior year period.
The following table summarizes results for the current quarter and the comparable prior year period. Consolidated results for the second quarter of 2026 include PotlatchDeltic’s operations for the entire period, while the prior year quarter reflects Rayonier’s results on a standalone basis.

	Three Months Ended
(millions of dollars, except earnings per diluted share (EPS))	June 30, 2026		June 30, 2025
	$	EPS	$	EPS

Revenues	$396.5		$106.5

Net income attributable to Rayonier	$19.1	$0.06	$408.7	$2.63
Pro forma items net of tax:
Costs related to the merger with PotlatchDeltic[1]	10.2	0.03	—	—
Timber write-offs resulting from casualty events[2]	2.3	0.01	—	—
Gain on sale of discontinued operations[5]	—	—	(404.4)	(2.56)
Loss from operations of discontinued operations[6]	—	—	0.6	—
Pro forma net income adjustments attributable to noncontrolling interests[3]	(0.1)	—	4.8	—
Pro forma net income[4]	$31.5	$0.10	$9.6	$0.06

Second quarter operating income was $34.6 million versus operating income of $14.5 million in the prior year period. Second quarter operating income included $10.4 million of costs related to the merger with PotlatchDeltic1 and timber write-offs resulting from a casualty event2 of $2.3 million. Excluding these items, pro forma operating income4 was $47.2 million versus $14.5 million in the prior year period. Second quarter Adjusted EBITDA4 was $123.7 million versus $44.9 million in the prior year period.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

The following table summarizes operating income, pro forma operating income,4 and Adjusted EBITDA4 for the current quarter and the comparable prior-year period.

	Three Months Ended June 30,
	Operating Income		Pro forma Operating Income[4]		Adjusted EBITDA[4]
(millions of dollars)	2026	2025	2026	2025	2026	2025
Southern Timber	$8.1	$12.6	$10.4	$12.6	$52.6	$28.4
Northwest Timber	12.6	1.5	12.6	1.5	26.3	6.8
Wood Products	15.1	—	15.1	—	25.0	—
Real Estate	28.3	9.8	28.3	9.8	38.3	18.6
Corporate and Other	(28.7)	(9.3)	(18.3)	(9.3)	(17.7)	(8.9)
Intersegment Eliminations[7]	(0.8)	—	(0.8)	—	(0.8)	—
Total	$34.6	$14.5	$47.2	$14.5	$123.7	$44.9

Year-to-date cash provided by operating activities was $145.2 million versus $88.7 million in the prior year period. Year-to-date cash available for distribution (CAD)4 was $177.1 million, which increased $130.5 million versus the prior year period primarily due to higher Adjusted EBITDA4 ($145.9 million) and higher cash interest received (net) ($5.2 million), partially offset by higher capital expenditures ($20.4 million).
“Our second quarter results reflected solid performance across all of our business segments, as well as a full quarter of contributions from the legacy PotlatchDeltic businesses, resulting in total Adjusted EBITDA of $123.7 million,” said Mark McHugh, President and Chief Executive Officer. “We maintained a strong focus on operational execution during the quarter, while continuing to make significant progress on our integration priorities and positioning the combined company to realize the strategic and financial benefits of the merger. We also deployed capital opportunistically during the quarter, repurchasing $72 million of our common stock, which reflects our commitment to disciplined capital allocation and long-term value creation for our shareholders.”
“In our Southern Timber segment, Adjusted EBITDA increased 85% versus the prior year quarter to $52.6 million, driven primarily by the contribution of approximately 1.5 million tons of harvest volume from the legacy PotlatchDeltic timberlands. In our Northwest Timber segment, Adjusted EBITDA of $26.3 million was nearly four times higher than the prior year quarter, primarily due to 364,000 tons of incremental harvest volume from the PotlatchDeltic timberlands as well as higher indexed sawlog prices in Idaho.”
“In our Wood Products segment, Adjusted EBITDA totaled $25.0 million, as lumber price realizations strengthened throughout the quarter and reached their highest level in nearly four years. Additionally, we delivered shipment volumes in line with our targets amid a challenging transportation environment.”
“In our Real Estate segment, Adjusted EBITDA totaled $38.3 million—above the high-end of our prior quarterly guidance—reflecting strong execution and continued momentum across our real estate categories.”
Southern Timber
Second quarter sales of $107.6 million increased $54.3 million, or 102%, versus the prior year period. Harvest volumes increased 110% to 3.35 million tons versus 1.60 million tons in the prior year period, primarily driven by 1.5 million tons of incremental volume from the PotlatchDeltic timberlands. Average delivered pine sawtimber prices decreased to $44.46 per ton versus $47.87 per ton in the prior year period, largely due to changes in geographic mix from the expanded Southern Timber footprint, coupled with modestly softer market conditions. Average delivered pine pulpwood prices decreased to $30.20 per ton versus $37.35 per ton in the prior year period, reflecting geographic mix impacts associated with the expanded footprint, along with generally weaker pulpwood market conditions. Weighted-average prices on stumpage sales (including hardwood) decreased to $15.37 per ton versus $19.08 per ton in the prior year period. Operating income of $8.1 million decreased $4.5 million versus the prior year period due to higher depletion expense ($9.4 million),
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

lower prices ($5.8 million), higher costs ($3.0 million) and a timber write-off resulting from a casualty event ($2.3 million),2 partially offset by higher volumes ($8.8 million) and higher non-timber income ($7.2 million).
Second quarter Adjusted EBITDA4 of $52.6 million was 85%, or $24.2 million, above the prior year period.
Northwest Timber
Second quarter sales of $66.0 million increased $42.2 million, or 177%, versus the prior year period. Harvest volumes increased 133% to 578,000 tons versus 248,000 tons in the prior year period, driven by 364,000 tons of incremental volume from the legacy PotlatchDeltic timberlands. Average delivered prices for sawtimber increased to $119.66 per ton versus $96.17 per ton in the prior year period, primarily reflecting geographic mix due to the addition of Idaho sawtimber (most of which is indexed to lumber prices), which more than offset modestly lower prices in the Pacific Northwest. Average delivered pulpwood prices increased to $38.78 per ton versus $31.52 per ton in the prior year period, primarily due to geographic mix impacts from the addition of the legacy PotlatchDeltic timberlands. Operating income of $12.6 million increased $11.1 million versus the prior year period due to higher prices ($10.7 million), higher volumes ($8.5 million) and higher non-timber income ($0.7 million), partially offset by higher costs ($7.3 million) and higher depletion expense ($1.5 million).
Second quarter Adjusted EBITDA4 of $26.3 million was $19.5 million above the prior year period.
Wood Products
Second quarter sales totaled $196.2 million, consisting of $158.6 million of lumber sales and $37.5 million of plywood, residual, and other sales. Lumber pricing increased steadily throughout the second quarter as import duties, mill curtailments, and trucking shortages constricted supply. Lumber shipments totaled 314 MMBF, with average lumber price realizations of $505 per thousand board feet.
Second quarter operating income and Adjusted EBITDA4 were $15.1 million and $25.0 million, respectively.
Real Estate
Second quarter sales of $53.7 million increased $24.2 million versus the prior year period, while operating income of $28.3 million increased $18.5 million versus the prior year period. Sales and operating income increased primarily due to higher acres sold (7,500 acres sold versus 3,263 acres sold in the prior year period), partially offset by lower weighted-average prices ($6,290 per acre versus $8,340 per acre in the prior year period).
Improved Development sales of $6.4 million included $2.3 million from the Chenal Valley development project in Little Rock, Arkansas, $2.1 million from the Heartwood development project south of Savannah, Georgia, $1.0 million from the Wildlight development project north of Jacksonville, Florida, and $1.0 million from the sale of a 0.5-acre commercial-use parcel in Kitsap County, Washington.
Rural sales of $40.7 million consisted of 7,490 acres at an average price of $5,439 per acre, including a 459-acre sale to a solar developer for $10,100 per acre. This compares to prior year period sales of $15.7 million, which consisted of 2,926 acres at an average price of $5,376 per acre.
Second quarter Adjusted EBITDA4 of $38.3 million increased $19.7 million versus the prior year period.
Other Items
Second quarter corporate and other operating expenses of $28.7 million increased $19.4 million versus the prior year period, primarily reflecting the larger scale of the combined company and $10.4 million of costs related to the merger with PotlatchDeltic.1
Second quarter interest expense of $16.9 million increased $10.4 million versus the prior year period, primarily due to incremental debt assumed in the merger with PotlatchDeltic. Second quarter interest income of $4.9 million increased $2.5 million versus the prior year period, primarily due to a higher cash balance following the sale of the Company’s New Zealand joint venture interest in the second quarter of 2025.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Second quarter income tax expense of $2.9 million was primarily driven by income generated from the Company’s Wood Products and Real Estate development businesses.
Share Repurchases
During the second quarter, the Company repurchased approximately 3.5 million shares at an average price of $20.95 per share, or $72.4 million in total. As of June 30, 2026, the Company had $126.0 million remaining on its current share repurchase authorization.
Outlook
Consistent with the initial 2026 financial guidance we provided in February, the following full-year metrics reflect a pro rata contribution from legacy PotlatchDeltic operations for January 31, 2026 through December 31, 2026.
•Southern Timber: In our Southern Timber segment, we expect to achieve full-year harvest volumes of 12.2 to 12.5 million tons, with anticipated harvest volumes of 3.1 to 3.3 million tons in the third quarter. We expect regional sawtimber and pulpwood prices to remain relatively stable for the third quarter compared to the second quarter. However, full-year and quarterly average pine prices for the combined company’s Southern Timber segment are expected to be lower than the standalone prices for Rayonier in the prior year based on the geographic mix of the combined company.
•Northwest Timber: In our Northwest Timber segment, we expect to achieve full-year harvest volumes of 2.0 to 2.2 million tons, with anticipated harvest volumes of approximately 600,000 tons in the third quarter. We expect overall sawtimber prices to be modestly higher in the third quarter compared to the second quarter, primarily due to higher indexed sawlog prices on a portion of the volume coming from our Idaho timberlands. We also continue to expect that full-year 2026 average log pricing for the combined company’s Northwest Timber segment will be higher than the standalone pricing for Rayonier in the prior year.
•Wood Products: In our Wood Products segment, we continue to expect lumber shipments to total approximately 1.1 billion board feet for the 11 months of contribution in 2026. We further expect lumber shipments in the third quarter of approximately 320 to 330 million board feet. We continue to be encouraged by the improvement in lumber prices, which has been driven largely by more favorable supply/demand dynamics in addition to broader transportation constraints. As of July month-end, our average quarter-to-date lumber price realization was modestly higher than our average price realization in the second quarter.
•Real Estate: We are pleased by the continued momentum in our Real Estate segment and maintain a strong pipeline of rural and improved development land sales for the balance of the year. Based on our current transaction pipeline and sales closed quarter-to-date, we expect an Adjusted EBITDA contribution in the third quarter of $25 to $35 million. For the full year, we continue to expect an Adjusted EBITDA contribution from our Real Estate segment of $180 to $200 million.
Conference Call
A conference call and live audio webcast will be held on Thursday, August 6, 2026 at 10:00 AM (ET) to discuss these results. Supplemental materials and access to the conference call and live audio webcast will be available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1"Costs related to the merger with PotlatchDeltic" include professional services fees, employee-related costs, accelerated stock-based compensation, and other integration-related costs incurred in connection with the merger, which closed on January 30, 2026.
2"Timber write-offs resulting from casualty events includes the write-off of merchantable and pre-merchantable timber volume damaged by casualty events that cannot be salvaged.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

3"Pro forma net income (loss) adjustments attributable to noncontrolling interests" are the proportionate share of pro forma items that are attributable to noncontrolling interests.
4"Pro forma net income (loss)," "Pro forma operating income (loss)," "Adjusted EBITDA" and "CAD" are non-GAAP measures defined and reconciled to GAAP in the attached exhibits.
5"Gain on sale of discontinued operations" reflects the net gain recognized on the sale of the Company’s New Zealand joint venture interest.
6"Loss from operations of discontinued operations" includes loss generated by the Company’s New Zealand joint venture interest, which was classified as discontinued operations prior to its June 30, 2025 disposition.
7"Intersegment eliminations" reflects the elimination of profit on log sales from the Timber segments to Wood Products that remain in inventory at the end of the period.
About Rayonier
Rayonier is a land resources real estate investment trust (REIT) with a portfolio comprising over four million acres in the U.S. South and U.S. Northwest. The company is focused on managing its timberlands on a sustainable basis while optimizing its overall portfolio value by delivering land to its highest and best use. Rayonier also operates six sawmills, an industrial-grade plywood mill, residential and commercial real estate developments, and a rural land sales program. Rayonier is committed to corporate responsibility, third-party forest certification, and supporting climate change mitigation through its land-based solutions business.
More information is available at www.rayonier.com. ___________________________________________________________________________________________________
Forward-Looking Statements - Certain statements in this press release regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, acquisition and disposition activity, including the ability to realize the intended benefits of our recent merger with PotlatchDeltic Corporation, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, including the recent sale of the entities holding Rayonier’s interest in the New Zealand joint venture and the anticipated use of proceeds from such sale, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate,” “long-term,” “looking ahead” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: our ability to obtain the intended benefits of our merger with PotlatchDeltic Corporation, including future financial and operating results; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any further downturn in the housing market; entry of new competitors into our markets; changes in production and production capacity in the forest products industry; unanticipated manufacturing disruptions or inefficiencies in our supply chain and/or operations; fires at our manufacturing facilities; changes in policy regarding governmental timber sales; changes in global economic conditions and geopolitical tensions, including the war in Ukraine and elevated tensions in the Middle East; business disruptions arising from government shutdowns, public health crises and outbreaks of communicable diseases; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third-party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions and/or to complete dispositions; changes in timberland values; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products, our customers’ products or those of our and our customers’ competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Non-GAAP Financial Measures - To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Contact:
Investors/Media
Collin Mings
904-357-9100
investorrelations@rayonier.com
# # #
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
June 30, 2026 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
SALES	$396.5	$276.8	$106.5	$673.3	$189.5
Costs and Expenses
Cost of sales	(320.8)	(230.3)	(74.9)	(551.2)	(139.9)
Selling and general expenses	(30.8)	(21.8)	(16.9)	(52.4)	(33.6)
Other operating expense, net	(10.3)	(70.4)	(0.2)	(80.7)	(1.4)
OPERATING INCOME (LOSS)	34.6	(45.7)	14.5	(11.0)	14.6
Interest expense, net	(16.9)	(14.3)	(6.5)	(31.3)	(12.9)
Interest income	4.9	7.2	2.3	12.0	5.2
Other miscellaneous (expense) income, net	(0.5)	0.9	(0.5)	0.4	(2.4)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	22.1	(51.9)	9.8	(29.9)	4.5
Income tax (expense) benefit	(2.9)	39.4	—	36.6	(0.3)
INCOME (LOSS) FROM CONTINUING OPERATIONS	19.2	(12.5)	9.8	6.7	4.2
(Loss) income from operations of discontinued operations, net of tax	—	—	(0.6)	—	1.9
Gain on sale of discontinued operations	—	—	404.4	—	404.4
INCOME FROM DISCONTINUED OPERATIONS	—	—	403.8	—	406.3
NET INCOME (LOSS)	19.2	(12.5)	413.6	6.7	410.5
Less: Net (income) loss attributable to noncontrolling interests in the Operating Partnership	(0.1)	0.1	(5.5)	—	(5.4)
Less: Net loss attributable to noncontrolling interests in consolidated affiliates	—	—	0.6	—	0.2
NET INCOME (LOSS) ATTRIBUTABLE TO RAYONIER INC.	$19.1	($12.4)	$408.7	$6.7	$405.3
EARNINGS (LOSS) PER COMMON SHARE
BASIC EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.06	($0.05)	$0.06	$0.02	$0.03
Discontinued Operations	—	—	$2.57	—	$2.59
Net Income (Loss)	$0.06	($0.05)	$2.63	$0.02	$2.62
DILUTED EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.06	($0.05)	$0.06	$0.02	$0.03
Discontinued Operations	—	—	$2.56	—	$2.57
Net Income (Loss)	$0.06	($0.05)	$2.63	$0.02	$2.60

Pro forma net income per share (a)	$0.10	$0.07	$0.06	$0.18	$0.04

Weighted Average Common Shares used for determining
Basic EPS	300,735,729	255,954,391	155,536,320	278,468,765	154,612,221
Diluted EPS (b)	302,924,904	255,954,391	157,727,916	280,648,358	158,142,596
(a)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and reconciliation to the nearest GAAP measure.
(b)    Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average number of shares that would have been outstanding assuming all potentially dilutive securities (including Redeemable Operating Partnership Units) were converted into shares of common stock at the earliest date possible. For the three months ended March 31, 2026, the effect of anti-dilutive securities was excluded in the denominator of calculating diluted EPS due to a net loss from continuing operations. As of June 30, 2026, there were 298,607,178 common shares and 1,634,153 Redeemable Operating Partnership Units outstanding.
A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2026 (unaudited)
(millions of dollars)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$411.8	$842.9
Inventory	125.3	6.8
Assets held for sale	59.1	5.4
Other current assets	85.0	28.6
Timber and timberlands, net of depletion and amortization	5,791.1	2,299.5
Higher and better use timberlands and real estate development investments	188.4	126.1
Property, plant and equipment	611.7	39.4
Less - accumulated depreciation	(39.1)	(20.9)
Net property, plant and equipment	572.6	18.5
Restricted cash, non-current	10.5	0.5
Operating lease right-of-use assets	23.9	16.3
Other assets	196.0	60.1
	$7,463.7	$3,404.7
Liabilities, Noncontrolling Interests in the Operating Partnership and Shareholders’ Equity
Current maturities of long-term debt	—	200.0
Other current liabilities	191.2	71.3
Long-term debt	1,855.3	845.3
Pension and other postretirement benefits, non-current	60.2	1.4
Other non-current liabilities	106.3	36.5
Noncontrolling interests in the Operating Partnership	38.5	40.5
Total shareholders’ equity	5,212.2	2,209.7
	$7,463.7	$3,404.7

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
June 30, 2026 (unaudited)
(millions of dollars, except share information)

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2026	161,425,616	$1,904.3	$280.9	$24.5	$2,209.7
Net loss	—	—	(12.5)	—	(12.5)
Net loss attributable to noncontrolling interests in the Operating Partnership	—	—	0.1	—	0.1
Dividends ($0.26 per share)	—	—	(81.1)	—	(81.1)
Issuance of common shares associated with the merger with PotlatchDeltic, net of equity issuance costs of $0.9 million	140,872,342	3,202.6	—	—	3,202.6
Replacement equity awards granted in connection with the merger with PotlatchDeltic — precombination service portion	—	25.0	—	—	25.0
Issuance of common shares under incentive stock plans	903,045	—	—	—	—
Stock-based incentive compensation	—	15.4	—	—	15.4
Repurchase of common shares made under repurchase program	(1,480,753)	—	(31.1)	—	(31.1)
Other (a)	(44,927)	(0.8)	(0.1)	2.2	1.3
Balance, March 31, 2026	301,675,323	$5,146.5	$156.2	$26.7	$5,329.4
Net income	—	—	19.2	—	19.2
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.1)	—	(0.1)
Dividends ($0.26 per share)	—	—	(77.9)	—	(77.9)
Issuance of common shares under incentive stock plans	490,627	—	—	—	—
Stock-based incentive compensation	—	5.9	—	—	5.9
Repurchase of common shares made under repurchase program	(3,455,482)	—	(72.4)	—	(72.4)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	0.1	—	0.1
Other (a)	(103,290)	(2.2)	(0.1)	10.3	8.0
Balance, June 30, 2026	298,607,178	$5,150.2	$25.0	$37.0	$5,212.2

C

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2025	148,536,643	$1,522.5	$257.2	($10.4)	$11.2	$1,780.5
Loss from continuing operations	—	—	(5.6)	—	—	(5.6)
Income from discontinued operations	—	—	2.1	—	0.4	2.5
Net loss attributable to noncontrolling interests in the Operating Partnership	—	—	0.1	—	—	0.1
Dividends ($0.2725 per share)	—	—	(42.7)	—	—	(42.7)
Issuance of common shares from special dividend (b)	7,560,983	200.4	—	—	—	200.4
Issuance of common shares under incentive stock plans	5,566	—	—	—	—	—
Stock-based incentive compensation	—	2.3	—	—	—	2.3
Repurchase of common shares made under repurchase program	(95,000)	—	(2.6)	—	—	(2.6)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(4.3)	—	—	(4.3)
Other (a)	(420)	—	—	(3.9)	(1.4)	(5.3)
Balance, March 31, 2025	156,007,772	$1,725.2	$204.2	($14.3)	$10.2	$1,925.3
Income from continuing operations	—	—	9.8	—	—	9.8
Income (loss) from discontinued operations	—	—	404.4	—	(0.6)	403.8
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(5.5)	—	—	(5.5)
Deconsolidation of discontinued operations	—	—	—	29.1	(10.8)	18.3
Dividends ($0.2725 per share)	—	—	(42.4)	—	—	(42.4)
Issuance of common shares under incentive stock plans	315,017	—	—	—	—	—
Stock-based incentive compensation	—	3.6	—	—	—	3.6
Repurchase of common shares made under repurchase program	(1,472,928)	—	(34.9)	—	—	(34.9)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	9.5	—	—	9.5
Other (a)	(88,629)	(2.4)	—	15.9	1.2	14.7
Balance, June 30, 2025	154,761,232	$1,726.4	$545.1	$30.7	—	$2,302.2

(a) Primarily includes shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of shares granted under the Company’s Incentive Stock Plan, dividend equivalents on deferred stock, pension and postretirement benefit plan adjustments, foreign currency translation adjustments, mark-to-market adjustments of qualifying cash flow hedges, distributions to noncontrolling interests in consolidated affiliates and the allocation of other comprehensive income (loss) to noncontrolling interests in the Operating Partnership. The six months ended June 30, 2026 and June 30, 2025 also includes the redemption of 4,930 and 10,519 Redeemable Operating Partnership Units, respectively, for an equal number of Rayonier Inc. common shares.
(b) Reflects the issuance of shares related to the Company’s special dividend of $1.80 per common share, paid on January 30, 2025, to shareholders of record as of December 12, 2024. This dividend comprised a combination of cash and the Company’s common shares.

C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
June 30, 2026 (unaudited)
(millions of dollars)

	Six Months Ended June 30,
	2026	2025
Cash provided by operating activities:
Net income	$6.7	$410.5
Depreciation, depletion and amortization from continuing operations	126.6	46.9
Depreciation, depletion and amortization from discontinued operations	—	9.1
Non-cash cost of land and improved development	18.0	9.3
Timber write-offs resulting from casualty events	2.3	—
Stock-based incentive compensation expense	21.3	5.9
Deferred income taxes	(37.1)	(2.6)
Gain on sale of discontinued operations	—	(404.4)
Other items to reconcile net income to cash provided by operating activities	26.0	9.0
Changes in working capital and other assets and liabilities	(18.6)	5.0
	145.2	88.7
Cash (used for) provided by investing activities:
Capital expenditures from continuing operations	(42.8)	(22.4)
Capital expenditures from discontinued operations	—	(7.1)
Real estate development investments	(9.6)	(8.2)
Net cash consideration for merger with PotlatchDeltic	(24.8)	—
Interest received under swaps with other-than-insignificant financing element	10.4	—
Net proceeds on sale of discontinued operations (a)	—	687.6
Net proceeds on sale of property, plant and equipment	—	4.1
Other	(2.5)	4.3
	(69.3)	658.3
Cash used for financing activities:
Repayment of debt	(227.5)	—
Dividends paid (b)	(159.1)	(153.3)
Distributions to noncontrolling interests in the Operating Partnership (c)	(0.9)	(2.0)
Equity issuance costs	(0.9)	—
Payments made under finance leases	(2.1)	—
Repurchase of common shares made under repurchase program	(103.5)	(37.6)
Distributions to noncontrolling interests in consolidated affiliates	—	(3.1)
Other	(3.0)	(2.6)
	(497.0)	(198.6)
Effect of exchange rate changes on cash and restricted cash	—	1.3
Cash, cash equivalents and restricted cash:
Change in cash, cash equivalents and restricted cash	(421.1)	549.7

Balance from continuing operations, beginning of year	843.4	323.1
Balance from discontinued operations, beginning of year	—	20.1
Total Balance, beginning of year	843.4	343.2

Balance from continuing operations, end of period	422.3	892.9
Balance from discontinued operations, end of period	—	—
Total Balance, end of period	$422.3	$892.9
(a)The six months ended June 30, 2025 includes proceeds from the disposition of our New Zealand joint venture, net of closing adjustments, transaction costs, and $11.1 million of deconsolidated cash.
(b)The six months ended June 30, 2025 includes an additional dividend of $1.80 per common share, consisting of a combination of cash and the Company’s common shares. The cash portion of $67.8 million was paid on January 30, 2025, to shareholders of record on December 12, 2024.
(c)The six months ended June 30, 2025 includes an additional distribution of $1.80 per Redeemable Operating Partnership Unit, consisting of a combination of cash and the Company’s Redeemable Operating Partnership Units. The cash portion of $0.9 million was paid on January 30, 2025, to holders of record on December 12, 2024.
D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, OPERATING INCOME (LOSS),
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
June 30, 2026 (unaudited)
(millions of dollars)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Sales
Southern Timber	$107.6	$88.7	$53.3	$196.3	$104.3
Northwest Timber	66.0	32.1	23.8	98.1	45.6
Wood Products	196.2	108.5	—	304.6	—
Real Estate	53.7	59.8	29.4	113.4	39.6
Intersegment Eliminations (a)	(26.9)	(12.2)	—	(39.2)	—
Sales	$396.5	$276.8	$106.5	$673.3	$189.5

Operating income (loss)
Southern Timber	$8.1	$12.4	$12.6	$20.5	$22.7
Northwest Timber	12.6	(0.4)	1.5	12.1	1.8
Wood Products	15.1	(1.0)	—	14.1	—
Real Estate	28.3	27.4	9.8	55.6	8.8
Corporate and Other	(28.7)	(82.8)	(9.3)	(111.4)	(18.7)
Intersegment Eliminations (a)	(0.8)	(1.2)	—	(2.0)	—
Operating income (loss)	$34.6	($45.7)	$14.5	($11.0)	$14.6

Pro forma operating income (loss) (b)
Southern Timber	$10.4	$12.4	$12.6	$22.8	$22.7
Northwest Timber	12.6	(0.4)	1.5	12.1	1.8
Wood Products	15.1	0.1	—	15.3	—
Real Estate	28.3	27.4	9.8	55.6	8.8
Corporate and Other	(18.3)	(12.3)	(9.3)	(30.7)	(17.6)
Intersegment Eliminations (a)	(0.8)	(1.2)	—	(2.0)	—
Pro forma operating income	$47.2	$25.9	$14.5	$73.2	$15.7

Adjusted EBITDA (b)
Southern Timber	$52.6	$45.5	$28.4	$98.1	$55.4
Northwest Timber	26.3	8.6	6.8	34.9	12.7
Wood Products	25.0	6.8	—	31.8	—
Real Estate	38.3	46.2	18.6	84.5	20.6
Corporate and Other	(17.7)	(11.8)	(8.9)	(29.5)	(16.8)
Intersegment Eliminations (a)	(0.8)	(1.2)	—	(2.0)	—
Adjusted EBITDA	$123.7	$94.1	$44.9	$217.8	$71.9
(a)Intersegment Eliminations represents logs sold by the Timber segments to Wood Products, and includes the elimination of profit on log sales from the Timber segments to Wood Products that remain in inventory at the end of the period.
(b)Pro forma operating income (loss) and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.

E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
June 30, 2026 (unaudited)
(millions of dollars, except per share information)

LIQUIDITY MEASURES:
	Six Months Ended
	June 30,	June 30,
	2026	2025
Cash Provided by Operating Activities	$145.2	$88.7
Working capital and other balance sheet changes	(6.1)	(10.7)
Costs related to the merger with PotlatchDeltic (a)	80.8	—
Capital expenditures	(42.8)	(22.4)
Cash provided by operating activities from discontinued operations	—	(8.9)
Cash Available for Distribution (b)	$177.1	$46.7

Net Income	$6.7	$410.5
Interest, net and miscellaneous expense	19.2	7.7
Income tax (benefit) expense (c)	(36.6)	0.3
Depreciation, depletion and amortization	126.6	46.9
Non-cash cost of land and improved development	18.0	9.3
Non-operating (income) expense (d)	(0.4)	2.4
Costs related to the merger with PotlatchDeltic (a)	80.8	—
Timber write-offs resulting from casualty events (e)	2.3	—
Inventory purchase price adjustment in cost of sales (f)	1.2	—
Restructuring charges (g)	—	1.1
Income from operations of discontinued operations, net of tax (h)	—	(1.9)
Gain on sale of discontinued operations (i)	—	(404.4)
Adjusted EBITDA (j)	$217.8	$71.9
Cash interest received (paid), net (k)	2.6	(2.6)
Cash taxes paid	(0.5)	(0.3)
Capital expenditures	(42.8)	(22.4)
Cash Available for Distribution (b)	$177.1	$46.7

Cash Available for Distribution (b)	$177.1	$46.7
Real estate development investments	(9.6)	(8.2)
Cash Available for Distribution after real estate development investments	$167.6	$38.5

F

PRO FORMA NET INCOME (l):
	Three Months Ended						Six Months Ended
	June 30, 2026		March 31, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net Income (Loss) Attributable to Rayonier Inc.	$19.1	$0.06	($12.4)	($0.05)	$408.7	$2.63	$6.7	$0.02	$405.3	$2.60
Pro Forma items net of tax:
Costs related to the merger with PotlatchDeltic (a)	10.2	0.03	69.5	0.27	—	—	79.7	0.28	—	—
Timber write-offs resulting from casualty events (e)	2.3	0.01	—	—	—	—	2.3	0.01	—	—
Inventory purchase price adjustment in cost of sales (f)	—	—	0.9	—	—	—	0.9	—	—	—
Tax benefit from valuation allowance release (m)	—	—	(40.3)	(0.16)	—	—	(40.3)	(0.14)	—	—
Loss (income) from operations of discontinued operations (h)	—	—	—	—	0.6	—	—	—	(1.9)	(0.01)
Gain on sale of discontinued operations (i)	—	—	—	—	(404.4)	(2.56)	—	—	(404.4)	(2.56)
Restructuring charges (g)	—	—	—	—	—	—	—	—	1.1	0.01
Net cost on legal settlements (n)	—	—	—	—	—	—	—	—	1.7	0.01
Pro forma net income (loss) adjustments attributable to noncontrolling interests (o)	(0.1)	—	(0.2)	—	4.8	—	(0.3)	—	5.1	—
Pro Forma Net Income	$31.5	$0.10	$17.4	$0.07	$9.6	$0.06	$48.9	$0.18	$6.9	$0.04

F

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (p) (j):

Three Months Ended	Southern Timber	Northwest Timber	Wood Products	Real Estate	Corporate and Other	Intersegment Eliminations	Total
June 30, 2026
Operating income	$8.1	$12.6	$15.1	$28.3	($28.7)	($0.8)	$34.6
Costs related to the merger with PotlatchDeltic (a)	—	—	—	—	10.4	—	10.4
Timber write-offs resulting from casualty events (e)	2.3	—	—	—	—	—	2.3
Pro forma operating income	$10.4	$12.6	$15.1	$28.3	($18.3)	($0.8)	$47.2
Depreciation, depletion and amortization	42.2	13.8	9.9	3.9	0.6	—	70.4
Non-cash cost of land and improved development	—	—	—	6.0	—	—	6.0
Adjusted EBITDA	$52.6	$26.3	$25.0	$38.3	($17.7)	($0.8)	$123.7

March 31, 2026
Operating income (loss)	$12.4	($0.4)	($1.0)	$27.4	($82.8)	($1.2)	($45.7)
Costs related to the merger with PotlatchDeltic (a)	—	—	—	—	70.4	—	70.4
Inventory purchase price adjustment in cost of sales (f)	—	—	1.2	—	—	—	1.2
Pro forma operating income (loss)	$12.4	($0.4)	$0.1	$27.4	($12.3)	($1.2)	$25.9
Depreciation, depletion and amortization	33.1	9.0	6.7	6.9	0.6	—	56.2
Non-cash cost of land and improved development	—	—	—	12.0	—	—	12.0
Adjusted EBITDA	$45.5	$8.6	$6.8	$46.2	($11.8)	($1.2)	$94.1

June 30, 2025
Operating income	$12.6	$1.5	—	$9.8	($9.3)	—	$14.5
Depreciation, depletion and amortization	15.8	5.4	—	1.9	0.4	—	23.4
Non-cash cost of land and improved development	—	—	—	6.9	—	—	6.9
Adjusted EBITDA	$28.4	$6.8	—	$18.6	($8.9)	—	$44.9

F

PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA (p) (j):

Six Months Ended	Southern Timber	Northwest Timber	Wood Products	Real Estate	Corporate and Other	Intersegment Eliminations	Total
June 30, 2026
Operating income (loss)	$20.5	$12.1	$14.1	$55.6	($111.4)	($2.0)	($11.0)
Costs related to the merger with PotlatchDeltic (a)	—	—	—	—	80.8	—	80.8
Timber write-offs resulting from casualty events (e)	2.3	—	—	—	—	—	2.3
Inventory purchase price adjustment in cost of sales (f)	—	—	1.2	—	—	—	1.2
Pro forma operating income	$22.8	$12.1	$15.3	$55.6	($30.7)	($2.0)	$73.2
Depreciation, depletion and amortization	75.3	22.8	16.6	10.8	1.2	—	126.6
Non-cash cost of land and improved development	—	—	—	18.0	—	—	18.0
Adjusted EBITDA	$98.1	$34.9	$31.8	$84.5	($29.5)	($2.0)	$217.8

June 30, 2025
Operating income	$22.7	$1.8	—	$8.8	($18.7)	—	$14.6
Restructuring charges (g)	—	—	—	—	1.1	—	1.1
Pro forma operating income	$22.7	$1.8	—	$8.8	($17.6)	—	$15.7
Depreciation, depletion and amortization	32.7	11.0	—	2.4	0.8	—	46.9
Non-cash cost of land and improved development	—	—	—	9.3	—	—	9.3
Adjusted EBITDA	$55.4	$12.7	—	$20.6	($16.8)	—	$71.9

(a)“Costs related to the merger with PotlatchDeltic” include professional services fees, employee-related costs, accelerated stock-based compensation, and other integration-related costs incurred in connection with the merger, which closed on January 30, 2026.
(b)“Cash Available for Distribution” (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments) and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common share dividends, distributions to Operating Partnership unitholders, common share repurchases, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.
(c)The six months ended June 30, 2026 includes a $40.3 million tax benefit from the release of a valuation allowance.
(d)The six months ended June 30, 2025 includes $1.7 million of net costs associated with legal settlements.
(e)“Timber write-offs resulting from casualty events” includes the write-off of merchantable and pre-merchantable timber volume damaged by casualty events that cannot be salvaged.
(f)“Inventory purchase price adjustment in cost of sales” reflects a non-cash, one-time charge reflecting the excess of fair value over PotlatchDeltic’s historical cost on acquired finished goods inventory sold post-closing.
(g)“Restructuring charges” include severance costs related to workforce optimization initiatives.
(h)“Income (loss) from operations of discontinued operations, net of tax” includes income (loss) generated by the Company’s New Zealand joint venture interest, which was classified as discontinued operations prior to its June 30, 2025 disposition.
(i)“Gain on sale of discontinued operations" reflects the net gain recognized on the sale of the Company’s New Zealand joint venture interest.
(j)“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating (income) expense, costs related to the merger with PotlatchDeltic, timber write-offs resulting from casualty events, an inventory purchase price adjustment in cost of sales, income (loss) from operations of discontinued operations, gain on sale of discontinued operations, restructuring charges and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results.
(k)“Cash interest received (paid), net” includes patronage refunds received of $15.4 million and $7.9 million during the six months ended June 30, 2026 and June 30, 2025, respectively. In addition, cash interest received (paid), net includes cash interest received of $11.9 million and $5.2 million during the six months ended June 30, 2026 and June 30, 2025, respectively.
(l)“Pro forma net income” is defined as net income (loss) attributable to Rayonier Inc. adjusted for its proportionate share of costs related to the merger with PotlatchDeltic, timber write-offs resulting from casualty events, an inventory purchase price adjustment in cost of sales, a tax benefit from valuation allowance release, income (loss) from operations of discontinued operations (net of tax), gain on sale of discontinued operations, net costs associated with legal settlements, restructuring charges and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.
(m)“Tax benefit from valuation allowance release" reflects a non-cash release of Rayonier's pre-existing valuation allowance, triggered by deferred tax liabilities recognized in the PotlatchDeltic purchase price allocation.
(n)“Net cost on legal settlements” reflects the net loss from litigation regarding insurance claims.

F

(o)“Pro forma net income (loss) adjustments attributable to noncontrolling interests” are the proportionate share of pro forma items that are attributable to noncontrolling interests.
(p)“Pro forma operating income (loss)” is defined as operating income (loss) adjusted for costs related to the merger with PotlatchDeltic, timber write-offs resulting from casualty events, an inventory purchase price adjustment in cost of sales, restructuring charges and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.

F